Exhibit 10.1
AMENDMENT NO. 3 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of February 9, 2021 by and among ENVISTA HOLDINGS CORPORATION, a Delaware corporation (the “Company”), each Guarantor (as defined in the Credit Agreement), each of the Lenders (as defined in the Credit Agreement) party hereto and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Company, the Designated Borrowers from time to time party thereto, the Administrative Agent and the Lenders from time to time party thereto have entered into that certain Credit Agreement dated as of September 20, 2019 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of May 6, 2020, Amendment No. 2 to Credit Agreement dated as of May 19, 2020, and as hereby amended and as may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meaning given thereto in the Credit Agreement as amended by this Amendment);
NOW, THEREFORE, in consideration of the premises and the terms hereof, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
(a)The last paragraph of the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Notwithstanding the foregoing, from the Amendment No. 1 Effective Date to the first Business Day immediately following the Covenant Compliance Restoration Date, the Applicable Rate shall be (x) in the case of the Revolving Credit Facility, 0.50% per annum for the Facility Fee, 3.00% per annum for Eurocurrency Loans and the Letter of Credit Fee and 2.00% per annum for Base Rate Loans, (y) in the case of the USD Term Facility, 3.50% per annum for Eurocurrency Loans and 2.50% per annum for Base Rate Loans and (z) in the case of the EUR Term Facility, 3.325% per annum. Thereafter, (a) prior to the receipt by the Company of a Debt Rating, the Applicable Rate shall be determined and shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) (or, in the event the Covenant Compliance Restoration Date occurs on or prior to the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ended on or about March 31, 2021, the first Business Day immediately following the date the certificate is delivered pursuant to clause (d) of the definition of Covenant Compliance Restoration Date reflecting a calculation of the Consolidated Leverage Ratio for the fiscal quarter ended on or about December 31, 2020) (but without giving effect to any adjustments to such calculation as contemplated by such definition); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until first Business Day immediately following the date on which such Compliance Certificate is delivered and (b) upon receipt by the Company of the Debt Rating and notice thereof to the Administrative Agent, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
(b)The last paragraph of the definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Notwithstanding the foregoing, for the fiscal quarter ended June 28, 2019 Consolidated EBITDA for such fiscal quarter shall be deemed to be $119,400,000.
(c)The definition of “Covenant Compliance Restoration Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Covenant Compliance Restoration Date” means the first date to occur on or after the date on which the Company has delivered financial statements pursuant to Section 6.01(a) or (b) (or, solely in the case of the fiscal period ended on or about December 31, 2020, substantially final drafts thereof (as determined in good faith by the Company) which have been delivered to the Administrative Agent and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period) for the fiscal period ended on or about December 31, 2020 or any subsequent fiscal period thereafter when all of the following conditions are satisfied as of such date: (a) the Consolidated Leverage Ratio as of the end of such fiscal period was not greater than 3.75 to 1.00, (b) the Consolidated Interest Coverage Ratio as of the end of such fiscal period was not less than 3.00 to 1.00, (c) no Default or Event of Default shall have occurred and be continuing and (d) the Administrative Agent has received a duly executed certificate from a Responsible Officer of the Company certifying as to the satisfaction of the foregoing conditions in clauses (a) through (c) above, which shall be in form reasonably satisfactory to the Administrative Agent and shall include a reasonably detailed calculation of the foregoing financial covenants (and, in the case of the fiscal period ended on or about December 31, 2020, with the Consolidated Leverage Ratio also being calculated without giving effect to the immediately following proviso for purposes of determining the Applicable Rate); provided that, notwithstanding anything to the contrary herein, solely when making the calculations in the foregoing clauses (a) and (b) for purposes of determining the occurrence of the Covenant Compliance Restoration Date (and not for any other purpose, including, for the avoidance of doubt, determining the Applicable Rate) and solely in respect of such calculation for the fiscal period ended on or about December 31, 2020, (i) any voluntary prepayments of Term Loans made from January 1, 2021 through the date such calculations are being made for purposes of determining the occurrence of the Covenant Compliance Restoration Date, shall be deemed to have been
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made on December 31, 2020 and, accordingly, the Company shall be permitted to adjust Consolidated Funded Indebtedness and Consolidated Interest Expense to give pro forma effect to such prepayments and (ii) the $150,000,000 cap set forth in clause (d) of the definition of Consolidated Funded Indebtedness shall be deemed to be $250,000,000.
(d)Section 7.06(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company ending on or after the fiscal quarter ending on or about March 31, 2021 (or, if the Covenant Compliance Restoration Date shall not have occurred prior to March 31, 2021, June 30, 2021) to be greater than 3.75 to 1.00. Notwithstanding the foregoing, commencing with the fiscal quarter ending on or about September 30, 2021 (or, if the Covenant Compliance Restoration Date shall have occurred prior to the fiscal quarter ending on or about June 30, 2021, June 30, 2021), the Company shall be permitted, no more than two times, to increase the maximum permitted Consolidated Leverage Ratio to 4.25 to 1.00 in connection with any permitted Acquisition occurring on or after the fiscal quarter ending on or about September 30, 2021 (or, if the Covenant Compliance Restoration Date shall have occurred prior to the fiscal quarter ending on or about June 30, 2021, June 30, 2021) with aggregate consideration (including, without duplication, the assumption or incurrence of Indebtedness in connection with such Acquisition) equal to or in excess of $100,000,000, which such increase shall be applicable for the fiscal quarter in which such Acquisition is consummated and the three consecutive test periods thereafter; provided that, there shall be at least one full fiscal quarter following the cessation of each such increase during which no such increase shall then be in effect.
(e)Section 7.06(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company ending on or after the fiscal quarter ending on or about December 31, 2020 to be less than 3.00 to 1.00.
(f)Exhibit D to the Credit Agreement (Form of Compliance Certificate) is amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Exhibit D attached hereto.
2.Effectiveness; Conditions Precedent. This Amendment shall become effective upon satisfaction or waiver of the following conditions (such date, the “Effective Date”):
(a)The Administrative Agent’s receipt of executed counterparts of this Amendment signed on behalf of (i) the Company, (ii) each other Loan Party and (iii) the Lenders party hereto consisting of the Required Lenders, each of which shall be originals, facsimiles or electronic (pdf.) transmissions (followed promptly by originals) unless otherwise specified and, in the case of the Company and each other Loan Party, each properly executed by a Responsible Officer of such Person.
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(b)(i) The Company shall have paid any fees (including fees to the Lenders) required to be paid on date hereof pursuant to that certain Engagement Letter dated as of February 1, 2021 by and between the Company and BofA Securities, Inc.; and (ii) all other fees and expenses payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent to the extent due and payable under Section 11.04 of the Credit Agreement) estimated to date and for which invoices have been presented at least two (2) Business Days prior to the date hereof shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:
(a)No Default or Event of Default exists as of the date hereof or would result from, or after giving effect to, the amendments contemplated hereby;
(b)the representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof), on and as of the Effective Date, after giving effect to the amendments contemplated hereby, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that such materiality qualifier shall not apply to the extent that any such representation or warranty is already qualified or modified by materiality in the text thereof) as of such earlier date, and except that for purposes of this clause (b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;
(c)it has the legal power and authority to execute and deliver this Amendment;
(d)the officer executing this Amendment on behalf of each Loan Party has been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;
(e)this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as may be limited by applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(f)no Subsidiaries of the Company are currently designated as “Designated Borrowers” under the Credit Agreement.
4.Entire Agreement. This Amendment is a Loan Document. This Amendment, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the
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Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.
5.Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its respective terms.
6.Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 11.17 and 11.18 of the Credit Agreement.
7.Enforceability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.References; Interpretation. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.
9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Loan Party, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.07 of the Credit Agreement.
10.No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. Each Loan Party hereby (i) affirms and confirms each of the Loan Documents to which it is a party and its Obligations thereunder, (ii) affirms that it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and (iii) agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document shall continue to be in full force and effect.
11.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of page is intentionally left blank; signature pages follow.]
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IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first written above.
ENVISTA HOLDINGS CORPORATION, as the Company

By: /s/ Kari-Lyn Moore
Name: Kari-Lyn Moore
Title: Chief Accounting Officer
GUARANTORS:

ARIBEX, INC.
DCII INVESTMENT COMPANY, LLC
DCII NORTH AMERICA, LLC
DCII SURETY, LLC
DCII US HOLDINGS, LLC
DENTAL IMAGING TECHNOLOGIES CORPORATION
DH DENTAL BUSINESS SERVICES, LLC
DH DENTAL EMPLOYMENT SERVICES, LLC
HUSKY ACQUISITION LLC
IMPLANT DIRECT SYBRON ADMINISTRATION LLC
IMPLANT DIRECT SYBRON INTERNATIONAL LLC
IMPLANT DIRECT SYBRON MANUFACTURING LLC
JENERIC/PENTRON INCORPORATED
KAVO DENTAL TECHNOLOGIES, LLC
KAVO DENTAL MANUFACTURING, INC.
KERR CORPORATION
METREX RESEARCH, LLC
NOBEL BIOCARE HOLDING USA, INC.
NOBEL BIOCARE PROCERA, LLC
NOBEL BIOCARE USA, LLC
ORMCO CORPORATION
ORMCO IP, LLC
PENTRON CLINICAL TECHNOLOGIES, LLC
PENTRON CORPORATION
PENTRON LABORATORY TECHNOLOGIES, LLC
SC SUBSIDIARY, LLC
SYBRON CANADA HOLDINGS, INC.
SYBRON DENTAL SPECIALTIES, INC.

By: /s/ Faez Kaabi
Name: Faez Kaabi
Title: Vice President or President

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Liliana Claar
Name:     Liliana Claar
Title: Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Darren Merten
Name:    Darren Merten
Title:    Director

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Robb Gass
Name:     Robb Gass
Title: Managing Director

CITIBANK, N.A., as a Lender

By:/s/ Pranjal Gambhir
Name:     Pranjal Gambhir
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Eric Seltenrich
Name:    Eric Seltenrich
Title: Managing Director

                        HSBC BANK PLC, as a Lender

By:/s/ Jason Bianchi
Name: Jason Bianchi
Title: Senior Associate

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Stacey Zoland
Name:     Stacey Zoland
Title: Executive Director

MIZUHO BANK, LTD., as a Lender

By:/s/ Tracy Rahn
Name:     Tracy Rahn
Title: Executive Director

MUFG BANK, LTD., as a Lender

By:/s/ Kevin Wood
Name:    Kevin Wood
Title: Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:/s/ Eric H. Williams
Name:     Eric H. Williams
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:/s/ Maria Massimo
Name:     Maria Massimo
Title: SVP

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:/s/ Darin Mullis
Name:     Darin Mullis
Title: Managing Director

BNP PARIBAS, as a Lender

By: /s/ Michael Pearce
Name:     Michael Pearce
Title: Managing Director

By: /s/ Reid Hill
Name:     Reid Hill
Title: Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as a Lender

By:/s/ Cara Younger
Name: Cara Younger
Title: Executive Director

By:/s/ Miriam Trautmann
Name:     Miriam Trautmann
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:/s/ Michael Maguire
Name:    Michael Maguire
Title: Managing Director

TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:/s/ Brian MacFarlane
Name: Brian MacFarlane
Title: Authorized Signatory

TD BANK, N.A., as a Lender

By:/s/ Uk-Sun Kim
Name:     Uk-Sun Kim
Title: Senior Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:/s/ Ming K. Chu
Name:     Ming K. Chu
Title: Director

By:/s/ Annie Chung
Name:     Annie Chung
Title: Director

BARCLAYS BANK PLC, as a Lender

By:/s/ Edward Pan
Name:     Edward Pan
Title: Associate

CREDIT SUISSE AG, CAYMAN ISLANDS     BRANCH, as a Lender

By:/s/ Lingzi Huang
Name:     Lingzi Huang
Title: Authorized Signatory

By:/s/ Jessica Gavarkovs
Name:     Jessica Gavarkovs
Title: Authorized Signatory

INTESA SANPAOLO S.p.A., NEW YORK BRANCH, as a Lender

By:/s/ Alessandro Toigo
Name:     Alessandro Toigo
Title: Head of Corporate Desk

By:/s/ Neil Derfler
Name:     Neil Derfler
Title: Global Relationship Manager

WESTPAC BANKING CORPORATION, as a Lender

By:/s/ Richard Yarnold
Name:     Richard Yarnold
Title: Director, Corporate & Institutional Banking

GOLDMAN SACHS BANK USA, as a Lender

By:/s/ Mahesh Mohan
Name:     Mahesh Mohan
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:/s/ Gilroy D'Souza
Name:     Gilroy D'Souza
Title: Authorized Signatory

NORDEA BANK ABP, NEW YORK BRANCH, as a Lender

By:/s/ Leena Parker
Name:     Leena Parker
Title: Senior Vice President

By:/s/ Abdul Khail
Name:     Abdul Khail
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By:/s/ Rachael Dolinish
Name:     Rachael Dolinish
Title: Vice President